EXHIBIT NO. 21.1



                           SUBSIDIARIES OF FIBERCHEM, INC.


          Name                                                 State of Incorporation
          ----                                                 ----------------------
     FCI Environmental, Inc. (formerly FCI Instruments, Inc.)          Nevada
     Fiberoptic Medical Systems, Inc. (inactive)                       Nevada
     PetroTester, Inc. (inactive)                                      New Mexico